Exhibit 99.2

FINANCIAL GUIDANCE

In our fourth quarter 2006 Earnings Conference Call to be held at 2:00 P.M. (EST) on December 5, 2006, we will provide the following guidance regarding our expected results of operations for our fiscal year ending October 31, 2007. These forecasts are subject to many risks, uncertainties and assumptions and may vary significantly from the actual results, as further noted below. Information with respect to quarterly data is subject to even greater fluctuation and risk. We undertake no obligation to publicly update the information provided due to changes in economic conditions, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted. We suggest that you listen to the conference call in its entirety. The conference call in its entirety can be heard via the Investor Relations portion of our website, www.tollbrothers.com, until January 31, 2007.

For ease of reference, we have included the actual results for fiscal 2006. The columns designated as “Low” and “High” represents the low and high ends of the ranges for unit deliveries of homes, average delivered price of homes, land sales revenues, percentage of completion revenues, cost of revenue by line as a percentage of the applicable revenue and selling, general and administrative expenses (“SG&A”) as a percentage of total revenues expected for fiscal 2007. We expect that the actual results of operations will be somewhere in between the low end and the high end of the ranges provided.

Unit deliveries of homes, average delivered price of homes, land sales and percentage of completion revenues in fiscal 2007 are expected to be:

Revenues

Traditional home sales

Unit deliveries

	2006 Actual	2007 Estimated

		Low	High

Quarter ending January 31	1,879	1,600	1,900
Quarter ending April 30	2,063	1,550	1,750
Quarter ending July 31	2,157	1,600	1,850
Quarter ending October 31	2,502	1,550	1,800
Year	8,601	6,300	7,300

Average delivered price

	2006 Actual	2007 Estimated

		Low	High

Quarter ending January 31	$680,526	$670,000	$680,000
Quarter ending April 30	$678,855	$665,000	$675,000
Quarter ending July 31	$690,267	$655,000	$665,000
Quarter ending October 31	$710,263	$650,000	$660,000
Year	$691,218	$660,000	$670,000

Percentage of completion revenues (in thousands)

	2006 Actual	2007 Estimated

		Low	High

Quarter ending January 31	$57,569	$45,000	$50,000
Quarter ending April 30	$39,955	$65,000	$70,000
Quarter ending July 31	$41,163	$35,000	$40,000
Quarter ending October 31	$31,424	$35,000	$40,000
Year	$170,111	$180,000	$200,000

Land sales (in thousands)

	2006 Actual	2007 Estimated

		Low	High

Quarter ending January 31	$4,678	$1,250	$1,250
Quarter ending April 30	$2,100	$1,250	$1,250
Quarter ending July 31	$1,145	$1,250	$1,250
Quarter ending October 31	$250	$1,250	$1,250
Year	$8,173	$5,000	$5,000

Cost of revenues for home sales, land sales and percentage of completion revenues as a percentage of the applicable revenues and interest as a percentage of total revenues in fiscal 2007 are expected to be:

Cost of revenues

Traditional home sales

	2006 Actual	2007 Estimated

		Low	High

Quarter ending January 31	69.14%	75.60%	75.00%
Quarter ending April 30	69.73%	76.50%	75.60%
Quarter ending July 31	70.66%	79.10%	78.00%
Quarter ending October 31	75.99%	80.60%	79.50%
Year	71.71%	77.90%	77.00%

Percentage of completion

	2006 Actual	2007 Estimated

		Low	High

Quarter ending January 31	82.24%	77.70%	77.70%
Quarter ending April 30	78.03%	74.60%	74.60%
Quarter ending July 31	77.73%	73.40%	73.40%
Quarter ending October 31	69.21%	74.00%	74.00%
Year	77.75%	75.00%	75.00%

Land sales

	2006 Actual	2007 Estimated

		Low	High

Quarter ending January 31	82.00%	80.00%	80.00%
Quarter ending April 30	100.14%	80.00%	80.00%
Quarter ending July 31	78.86%	80.00%	80.00%
Quarter ending October 31	62.00%	80.00%	80.00%
Year	85.61%	80.00%	80.00%

Interest

	2006 Actual	2007 Estimated

		Low	High

Quarter ending January 31	2.14%	2.10%	2.10%
Quarter ending April 30	2.07%	2.10%	2.10%
Quarter ending July 31	1.95%	2.10%	2.10%
Quarter ending October 31	1.85%	2.10%	2.10%
Year	1.99%	2.10%	2.10%

Selling, general and administrative expenses as a percentage of total revenues in fiscal 2007 are expected to be:

	2006 Actual	2007 Estimated

		Low	High

Quarter ending January 31	10.38%	11.90%	11.40%
Quarter ending April 30	9.85%	11.70%	11.20%
Quarter ending July 31	9.67%	11.50%	11.00%
Quarter ending October 31	7.96%	11.50%	11.00%
Year	9.36%	11.65%	11.15%

Income from unconsolidated entities for fiscal 2007 is expected to be approximately (in thousands):

	2006 Actual	2007 Estimated

Quarter ending January 31	$16,569	$5,000
Quarter ending April 30	$12,824	$7,500
Quarter ending July 31	$7,269	$4,000
Quarter ending October 31	$11,699	$5,000
Year	$48,361	$21,500

Interest and other income for fiscal 2007 is expected to be approximately (in thousands):

	2006 Actual	2007 Estimated

Quarter ending January 31	$11,327	$19,000
Quarter ending April 30	$10,966	$7,000
Quarter ending July 31	$9,699	$5,000
Quarter ending October 31	$20,672	$5,000
Year	$52,664	$36,000

Our effective income tax rate for fiscal 2007 is expected to be approximately:

	2006 Actual	2007 Estimated

Quarter ending January 31	38.32%	39.00%
Quarter ending April 30	38.53%	39.00%
Quarter ending July 31	38.78%	39.00%
Quarter ending October 31	40.31%	39.00%
Year	39.00%	39.00%

Our net income for fiscal 2007 is expected to be approximately (in thousands):

	2006 Actual	2007 Estimated

		Low	High

Quarter ending January 31	$163,850	$85,000	$108,000
Quarter ending April 30	$174,937	$74,500	$94,000
Quarter ending July 31	$174,632	$55,000	$75,600
Quarter ending October 31	$173,802	$44,400	$62,900
Year	$687,221	$260,000	$340,000

Diluted earnings per share for fiscal 2007 is expected to be approximately:

	2006 Actual	2007 Estimated

		Low	High

Quarter ending January 31	$0.98	$0.52	$0.66
Quarter ending April 30	$1.06	$0.45	$0.57
Quarter ending July 31	$1.07	$0.34	$0.46
Quarter ending October 31	$1.07	$0.27	$0.38
Year	$4.17	$1.58	$2.08

We estimate that the share count for determining diluted earnings per share for fiscal 2007 will be approximately (in thousands):

	2006 Actual	2007 Estimated

Quarter ending January 31	167,027	164,000
Quarter ending April 30	165,727	164,000
Quarter ending July 31	163,514	164,000
Quarter ending October 31	163,139	164,000
Year	164,852	164,000

In-the-money stock options are included in shares outstanding using the “treasury stock method” for calculating common stock equivalents. Because of the uncertainty of what our stock price will average during each quarter of fiscal 2007, for computing earnings per share we have assumed a constant price of $32 which will give us a level number of diluted shares outstanding during fiscal 2007. We have assumed that we will repurchase shares to offset any options that will be exercised and any stock that will be issued under our Cash Bonus Program and Employee Stock Purchase Plan.

FORWARD LOOKING STATEMENT

Certain information included herein and in other Company reports, SEC filings, statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning anticipated operating results, financial resources, changes in revenues, changes in profitability, interest expense, growth and expansion, anticipated income from joint ventures and the Toll Brothers Realty Trusts Group, the ability to acquire land, the ability to secure governmental approvals and the ability to open new communities, the ability to sell homes and properties, the ability to deliver homes from backlog, the average delivered price of homes, the ability to secure materials and subcontractors, the ability to maintain the liquidity and capital necessary to expand and take advantage of future opportunities, and stock market valuations. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements and presentations. These risks and uncertainties include local, regional and national economic conditions, the demand for homes, domestic and international political events, uncertainties created by terrorist attacks, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, uncertainties and fluctuations in capital and securities markets, changes in tax laws and their interpretation, legal proceedings, the availability of adequate insurance at reasonable cost, the ability of customers to finance the purchase of homes, the availability and cost of labor and materials, and weather conditions.